Exhibit number 4.4b



                                    AMENDMENT NO. 1, dated as of February 25,
                           2000 (this "Amendment"), in respect of the Credit Agreement dated as of July 16, 1999 (the "Credit Agreement" and, as amended by this Amendment, the "Amended Credit Agreement"), among Gartner Group, Inc. (the "Borrower"), the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent (in such capacity, the "Administrative Agent").

                  The Borrower has requested that the Credit Agreement be amended as set forth below, and the parties hereto are willing so to amend the Credit Agreement. Each capitalized term used but not defined herein has the meaning assigned thereto in the Credit Agreement.

                  In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

                  SECTION 1. Amendments. Upon the effectiveness of this Amendment as provided in Section 3 below, the Credit Agreement shall be amended as follows:

                  (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in their alphabetical positions:

                  "Permitted Capital Obligations" means Permitted Preferred Stock or Permitted Subordinated Debt.

                  "Permitted Capital Obligations Effective Date" means the first date on which the Borrower has issued Permitted Capital Obligations for gross cash proceeds to the Borrower of at least $175,000,000.

                  "Permitted Preferred Stock" means preferred stock issued by the Borrower that (a) does not require any repurchase or redemption (other than conversion or exchange into Common Stock), whether contingent or not, prior to the date that is eight months after the Term Maturity Date and (b) is on terms and conditions that are reasonably acceptable to the Administrative Agent, and otherwise is on terms customary in the relevant capital markets for preferred stock issued by issuers similar to the Borrower.

                  "Permitted Subordinated Debt" means subordinated, unsecured Indebtedness of the Borrower that (a) requires no scheduled cash payments of principal and no mandatory repurchase or redemption obligations prior to the date that is eight months after the Term Maturity Date, (b) does not impose any financial or other "maintenance" covenants on the Borrower or any of the Subsidiaries,
         (c) is not guaranteed by any Subsidiaries and (d) contains customary subordination terms that are reasonably acceptable to the Administrative Agent, and otherwise is on terms and conditions customary in the relevant capital markets for subordinated indebtedness issued by issuers similar to the Borrower.

                  "Specified Asset Sales" means the sales by the Borrower of all or any substantial part of its equity interests in Jupiter Communications, Inc. or NetG, Inc.

                  "Total Senior Balance Sheet Indebtedness" means, at any date, Total Balance Sheet Indebtedness on such date minus the amount of outstanding Permitted Subordinated Debt that would be reflected on a consolidated balance sheet of the Borrower prepared in accordance with GAAP as of such date.

                  "Wildcats Acquisition" means the acquisition by the Borrower of at least 75% of the capital stock of the entity known as "Wildcats" (the identity of which has been notified to the Administrative Agent and the Lenders), which acquisition is made for consideration that is funded entirely from a Term Borrowing made after February 15, 2000.

                  (b) The definition of "Applicable Rate" in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing "Category 2" with "Category 5" prior to the table therein and (ii) deleting the table therein and replacing it with the following:

===========================================================================================================
                                             ABR              Eurodollar             Commitment Fee
                                             ---              ----------             --------------
           Leverage Ratio:                  Spread              Spread                    Rate
           ---------------                  ------              ------                    ----
-----------------------------------------------------------------------------------------------------------
              Category 1
              ----------                    1.25%               2.50%                     0.50%
       GREATER THAN OR EQUAL TO 3.25x
-----------------------------------------------------------------------------------------------------------
              Category 2
              ----------
       GREATER THAN OR EQUAL TO 3.00x but   1.00%               2.25%                     0.50%
       LESS THAN    3.25x
-----------------------------------------------------------------------------------------------------------
              Category 3                    0.75%               2.00%                     0.50%
              ----------

===========================================================================================================
                                             ABR              Eurodollar             Commitment Fee
                                             ---              ----------             --------------
           Leverage Ratio:                  Spread              Spread                    Rate
           ---------------                  ------              ------                    ----
-----------------------------------------------------------------------------------------------------------
       GREATER THAN EQUAL TO 2.75x but
       LESS THAN    3.00x
-----------------------------------------------------------------------------------------------------------
              Category 4
              ----------
       GREATER THAN OR EQUAL TO 2.25x but      0.50%               1.75%                     0.35%
       LESS THAN    2.75x
-----------------------------------------------------------------------------------------------------------

              Category 5
              ----------
       GREATER THAN OR EQUAL TO 1.75x but      0.25%               1.50%                     0.30%
       LESS THAN    2.25x
-----------------------------------------------------------------------------------------------------------
              Category 6
              ----------
       GREATER THAN OR EQUAL TO 1.25x but        0%                1.25%                     0.30%
       LESS THAN    1.75x
-----------------------------------------------------------------------------------------------------------
              Category 7
              ----------
       GREATER THAN OR EQUAL TO 1.00x but        0%                1.00%                     0.30%
       LESS THAN    1.25x
-----------------------------------------------------------------------------------------------------------
              Category 8
              ----------                         0%                0.75%                     0.25%
       LESS THAN    1.00x
===========================================================================================================


                  (c) The definition of "Consolidated Cash Interest Expense" in Section 1.01 of the Credit Agreement is hereby amended by replacing "plus
(iii)" in clause (a) therein with ", (iii) cash payments made during such period to holders of Permitted Preferred Stock, plus (iv)".

                  (d)   The definition of "Permitted Acquisitions" in Section
1.01 of the Credit Agreement is hereby amended by (i) inserting "(i)" after the word "means" therein, (ii) inserting after "2.25 to 1.00" the words "(or 2.75 to 1.00, in the case of acquisitions made after the Permitted Capital Obligations Effective Date)" and (iii) adding immediately before the period at the end thereof the words "and (ii) the Wildcats Acquisition".

                  (e) The definition of "Prepayment Event" in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting "(i)" after the word "means" therein and (ii) adding immediately before the period at the end thereof the words "or (ii) the completion of any of the Specified Asset Sales".

                  (f) Section 2.09(c) of the Credit Agreement is hereby amended by (i) inserting after "2.25 to 1.00" the words "(or 2.75 to 1.00, in the case of Prepayment

Events occurring after the Permitted Capital Obligations Effective Date)" and
(ii) adding the following proviso before the period at the end thereof: "; provided, that 100% of the Net Proceeds received in respect of the Specified Asset Sales and the issuance of Permitted Capital Obligations shall be used to prepay Term Loans to the extent and only to the extent that the aggregate amount of Term Loans prepaid pursuant to this proviso does not exceed $200,000,000".

                  (g) Section 5.01(c) of the Credit Agreement is hereby amended by replacing "6.14 and 6.15" therein with "6.14, 6.15 and 6.17".

                  (h) Section 6.03 of the Credit Agreement is hereby amended by replacing "6.14 and 6.15" therein with "6.14, 6.15 and 6.17".

                  (i) Section 6.05 of the Credit Agreement is hereby amended by (i) deleting "and" at the end of clause (c) thereof, (ii) replacing the period at the end of clause (d) thereof with "; and" and (iii) adding the following new clause (e) at the end thereof:

                  (e)   Specified Asset Sales.

                  (j) Section 6.08 of the Credit Agreement is hereby amended by (i) inserting the words "the Borrower may make" at the beginning of clauses
(viii) and (ix) therein, (ii) deleting the "and" at the end of clause (viii) therein and (iii) inserting before the period at the end thereof "; and (x) the Borrower may pay cash dividends to holders of Permitted Preferred Stock, provided, that, after giving effect to any such dividend on a pro forma basis as if such dividend had been made on the last day of the fiscal quarter most recently ended on or prior to the date of such dividend, the Borrower would be in compliance with Sections 6.12, 6.13 and 6.17".

                  (k) Section 6.12 of the Credit Agreement is hereby amended by replacing "5.00 to 1.00" with "(i) 3.50 to 1.00, for the periods of four consecutive fiscal quarters ending March 31, 2000, June 30, 2000 and September 30, 2000, respectively, and (ii) 4.50 to 1.00, for all other periods".

                  (l) Section 6.13 of the Credit Agreement is hereby amended by replacing "2.75 to 1.00" with "(a) prior to the Permitted Capital Obligations Effective Date,

(i) 3.50 to 1.00 for the fiscal quarter ending March 31, 2000, (ii) 3.25 to 1.00 for the fiscal quarter ending June 30, 2000 and (iii) 2.75 to 1.00 for all other fiscal quarters and (b) on or after the Permitted Capital Obligations Effective Date, 3.50 to 1.00, for all fiscal quarters".

                  (m) The following new Sections 6.17 and 6.18 are hereby added to the Credit Agreement following Section 6.16 thereof:

                  SECTION 6.17. Total Senior Balance Sheet Indebtedness to EBITDA. On or after the Permitted Capital Obligations Effective Date, the Borrower will not permit the ratio of (a) Total Senior Balance Sheet Indebtedness as of the last day of any fiscal quarter to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending with such fiscal quarter, to exceed 2.00 to 1.00.

                  SECTION 6.18. Other Indebtedness and Agreements. The Borrower will not, nor will it permit any Subsidiary to, make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments as and when due, in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Permitted Subordinated Debt, in each case except for any conversion of Permitted Subordinated Debt into Common Stock or Permitted Preferred Stock.

                  SECTION 2. Representations and Warranties. The Borrower represents and warrants as of the date hereof to each of the Lenders that:

                  (a) Before and after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

                  (b) Immediately before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

                  SECTION 3. Conditions to Effectiveness. The amendments set forth in Section 1 of this Amendment shall become effective, as of the date hereof, on the date (the "Amendment Closing Date") on which the Administrative Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Administrative Agent, the Subsidiary Loan Parties and the Required Lenders, (b) an amendment fee, for distribution to each Lender that has returned a signed counterpart of this Amendment to the Administrative Agent or its counsel by 12:00 p.m. New York City time on February 25, 2000, equal to a percentage notified to the Lenders by the Borrower of the aggregate Commitments of each such signing Lender, (c) payment of all fees and expenses (to the extent invoiced prior to the Amendment Closing Date) payable to The Chase Manhattan Bank and Chase Securities Inc. in connection with this Amendment and (d) a legal opinion of in-house counsel to the Borrower and such certificates relating to the authorization and execution of this Amendment as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent. The provisions of Section 1 shall terminate and cease to be of any force or effect if the Amendment Closing Date shall not have occurred on or prior to February 29, 2000 (or such later date, prior to March 4, 2000, as the Administrative Agent and the Borrower may agree).

                  SECTION 4. Agreement. Except as specifically stated herein, the provisions of the Credit Agreement are and shall remain in full force and effect. As used therein, the terms "Credit Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Amended Credit Agreement.

                  SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

                  SECTION 7. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.



                                             GARTNER GROUP, INC.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             COMPUTER AND COMMUNICATION
                                             INFORMATION GROUP, INC.,

                                               by
                                                      ------------------------
                                                      Name:
                                                      Title:


                                             CPULSE LLC,

                                               by
                                                      ------------------------
                                                      Name:
                                                      Title:


                                             DATAQUEST INCORPORATED,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             DATAQUEST (KOREA) INC.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:

                                             DECISION DRIVERS, INC,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             GARTNER FUND I, INC.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             GARTNER FUND II, INC.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             GARTNER ENTERPRISES LTD.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             GARTNER GROUP LEARNING, INC.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             G.G. GLOBAL HOLDINGS, INC.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:

                                             G.G. INVESTMENT MANAGEMENT, INC.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:



                                             G.G. CREDIT INC.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             G.G. WEST CORPORATION,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             GRIGGS-ANDERSON, INC.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             THE RESEARCH BOARD, INC.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             THE WARNER GROUP,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:

                                             VISION EVENTS INTERNATIONAL, INC.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             VUE ACQUISITION CORPORATION,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:



                                             G.G. CANADA, INC.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             INTECO CORPORATION,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             THE CHASE MANHATTAN BANK,
                                             individually and as
                                             Administrative Agent,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:

                                             CREDIT SUISSE FIRST BOSTON,
                                             individually and as
                                             Syndication Agent,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             FLEET NATIONAL BANK,
                                             individually and as
                                             Documentation Agent,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:

                                             BANCO ESPIRITO SANTO E
                                             COMERCIAL DE LISBOA, NASSAU
                                             BRANCH,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             BANK LEUMI USA,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:

                                             THE BANK OF NEW YORK,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:

                                             THE BANK OF NOVA SCOTIA,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             BANK OF AMERICA, N.A.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             BANKBOSTON, N.A.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             COMERICA BANK,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             DAI ICHI KANGYO BANK, LTD.,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:

                                             DEUTSCHE BANK A.G., NEW YORK
                                             AND/OR CAYMAN ISLANDS
                                             BRANCHES,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             THE FIRST CHICAGO NATIONAL BANK,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             FIRST UNION NATIONAL BANK,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             THE FUJI BANK, LIMITED,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             IBM CREDIT CORPORATION,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:

                                             MERCANTILE BANK, NATIONAL
                                             ASSOCIATION,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             NATIONAL CITY BANK,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             PEOPLE'S BANK,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             CITIZENS BANK OF
                                             MASSACHUSETTS,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             THE SUMITOMO BANK, LIMITED,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title:


                                             SUNTRUST BANK,

                                               by
                                                      -------------------------
                                                      Name:
                                                      Title: